EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-3 Nos. 33-13278, 33-58340, 33-50395, 33-51615, 33-65301, 333-15089,
333-15089-01 through -04, 333-32909, Form S-4 Nos. 333-22733, 333-22733-01 and
Form S-8 Nos. 333-12181, 333-19963, 333-57427 and 333-74999) of our report dated
January 31, 2002, with respect to the consolidated balance sheet of Bankers Trust Corporation and Subsidiaries (a wholly owned indirect subsidiary of Deutsche Bank AG) as of December 31, 2001 and 2000, and the related consolidated statements of income, comprehensive income, changes in stockholder's equity and cash flows for each of the years in the three-year period ended December 31, 2001 and all related financial statement schedules, which report appears in the December 31, 2001 Annual Report on Form 10-K of Bankers Trust Corporation.


                                        /S/ KPMG LLP
                                        ------------
                                        KPMG LLP

New York, New York
March 29, 2002


62 Bankers Trust Corporation and its Subsidiaries